                                 EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT


     We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-28627) of Eastern Environmental Services, Inc. of our report dated August 19, 1996 on the financial statements of Allied Environmental Services, Inc., Allied Mid-Atlantic Inc., Allied Waste Management, Inc., & Allied Environmental Services West, Inc., appearing in Amendment No. 1 to the Current Report on Form 8-K of Eastern Environmental Services, Inc. dated July 2, 1996 (as amended and filed with the Commission on September 16, 1996, May 13, 1997 and June 6, 1997).


                                               /s/ B.J. Klinger & Co., P.C.
                                               ----------------------------
                                               B.J. Klinger & Co., P.C.

Great Neck, New York

June 19, 1997




                                    - 30 -